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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): JANUARY 13, 2002




                        NEW PLAN EXCEL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)




          MARYLAND                    1-12244                  33-0160389
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)




1120 AVENUE OF THE AMERICAS, 12TH FLOOR
            NEW YORK, NEW YORK                                          10036
(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 869-3000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

     On January 13, 2002, we entered into an agreement with CenterAmerica Property Trust, L.P., a private company majority owned by Morgan Stanley Real Estate Fund II, to acquire 92 community and neighborhood shopping centers. These shopping centers contain an aggregate of approximately 10.4 million square feet of gross leasable area, approximately 71% of which is grocery-anchored. Eighty-two of the shopping centers are located in Texas, predominantly in Houston and Dallas / Fort Worth, and the remainder are located in Florida, Louisiana, Mississippi and New Mexico. Under the agreement, we also will acquire a 10% managing membership interest in a joint venture with a private U.S. pension fund. The joint venture currently owns 13 grocery-anchored shopping centers located in six states. The aggregate purchase price for the acquisition is approximately $654 million, consisting of approximately $354 million in cash and the assumption of approximately $300 million of outstanding debt. We expect to finance the cash component of the acquisition initially through our existing credit facilities and a committed interim facility.

     Upon completion of the acquisition, we will own and operate 308 community and neighborhood shopping centers aggregating approximately 42 million square feet of gross leasable area. It is anticipated that upon closing Scott McDonald, currently the Chief Executive Officer and president of CenterAmerica, will become our Chief Operating Officer and President.

     We expect the acquisition to be completed before the end of the first quarter of 2002. The acquisition is subject to certain closing conditions, and there can no assurance that it will be completed. A copy of the purchase agreement relating to the acquisition is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

     To facilitate the acquisition, we entered into amendments to our existing credit facilities with The Bank of New York and Fleet National Bank. Under these amendments, two of our financial covenants have been modified, effective as of the closing of the transaction. Specifically, the banks agreed to raise the limit on our permitted consolidated total indebtedness from 55% of total capital to 57.5% of total capital, and to raise the limit on our permitted consolidated unsecured indebtedness from 50% of the value of our unencumbered assets to 55% of the value of our unencumbered assets. In both cases, the increased debt levels are permitted only until such time as we engage in capital transactions (such as equity offerings or asset sales) that raise a total of at least $200 million of net proceeds. The foregoing summary description of the amendments to our credit facilities is qualified in its entirety by reference to the amendments themselves, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference herein.

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ITEM 7. EXHIBITS

       The following exhibits are filed as part of this report:

2.1 Purchase Agreement, dated as of January 13, 2002, by and among the Registrant, CenterAmerica Property Trust, L.P. and certain affiliates of CenterAmerica Property Trust, L.P.

10.1 Amendment No. 1 to Credit Agreement (Facility I), dated as of December 27, 2001, by and among the Registrant, The Bank of New York, as administrative agent, and the lenders party thereto

10.2 Amendment No. 4 to Credit Agreement (Facility II), dated as of December 27, 2001, by and among the Registrant, The Bank of New York, as administrative agent, and the lenders party thereto

10.3 Amendment No. 2 to Term Loan Agreement, dated as of December 27, 2001, by and among the Registrant, Fleet National Bank, as administrative agent, and the lenders party thereto

99.1   Press Release, dated January 14, 2002, issued by the Registrant

99.2   Presentation Materials, dated January 14, 2002

ITEM 9. REGULATION FD DISCLOSURE

     Attached hereto as Exhibits 99.1 and 99.2 are copies of a press release and presentation materials, respectively, each dated January 14, 2002, concerning the agreement to purchase the 92 community and neighborhood shopping centers.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW PLAN EXCEL REALTY TRUST, INC.


Date: January 14, 2002                 By: /s/ Steven F. Siegel
                                          -----------------------------------
                                          Steven F. Siegel
                                          Senior Vice President, General Counsel
                                           and Secretary

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                                  EXHIBIT INDEX

Exhibit                                       Document
-------                                       --------

2.1 Purchase Agreement, dated as of January 13, 2002, by and among the Registrant, CenterAmerica Property Trust, L.P. and certain affiliates of
       CenterAmerica Property Trust, L.P.

10.1   Amendment No. 1 to Credit Agreement (Facility I), dated as of December
       27, 2001, by and among the Registrant, The Bank of New York, as administrative agent, and the lenders party thereto

10.2   Amendment No. 4 to Credit Agreement (Facility II), dated as of December
       27, 2001, by and among the Registrant, The Bank of New York, as administrative agent, and the lenders party thereto

10.3 Amendment No. 2 to Term Loan Agreement, dated as of December 27, 2001, by and among the Registrant, Fleet National Bank, as administrative agent, and the lenders party thereto

99.1   Press Release, dated January 14, 2002, issued by the Registrant

99.2   Presentation Materials, dated January 14, 2002